CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING  FIRM

As the independent  registered  public accounting  firm for Pinnacle Tactical  Allocation  Fund, a series of the Northern Lights Fund Trust III, we hereby consent to all references to our firm included in or made a part of this Post-Effective  Amendment  to the Northern  Lights Fund Trust III Registration  Statement  on Form N-IA.

Cohen Fund Audit Services, Ltd. Cleveland, Ohio

May 15,2013

Registered with the Public Company Accounting Oversight Board

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and Fun